FOR INFORMATION:                                     For Immediate Release
INVESTOR CONTACT:
                  Joseph Looney
                  Chief Financial Officer
                  Telephone:  (631) 951-7060
                  Fax: (631) 951-7639
                  email: jlooney@mecnet.com

MARKETING CONTACT:
                  Paula Henkin
                  Marketing Advisor
                  Telephone: (631) 951-7036
                  Fax: (631) 435-2113
                  Email: phenkin@mecnet.com

              Manchester Equipment Co., Inc. completes name change.

         Manchester Technologies, Inc. Reflects new corporate emphasis.

HAUPPAUGE,  N.Y.,  February 1, 2001- Manchester  Equipment Co., Inc. (NASDAQ NM:
MANC), a leading solutions provider, today announced that effective immediately the company has changed its name to Manchester Technologies, Inc., to reflect its strategy to deliver complete continuity and support to its customers. Manchester Technologies' plan is driven by a commitment to expand and deepen its customer relationships while building on the company's historic strengths as a leading provider of custom networking and technology solutions. The ticker symbol for the company, "MANC," remains the same.

         The name change comes at a time when Manchester is focused on maximizing the synergies between its sales organization, its design and integration services business, and its influential presence as a regional procurement leader. Manchester will build its position through enhanced business services and e-commerce support, along with development of new services and management capabilities, such as TelstarR(TM), Manchester's remote monitoring service. To leverage the plan, an aggressive strategy of acquisitions is also underway which to date has included three acquisitions over the past three years in the northeast and Mid-Atlantic markets.

         "Manchester Technologies better describes what we offer today. Manchester built its solid reputation and strong customer base in the hardware business, with twenty-eight years of satisfying the computer and networking needs of our customers. Today, we are poised to meet the full range of planning, management and service needs of our customers, to better enable them to compete in the marketplace," said Manchester's CEO Barry Steinberg. "We are now in a prime position to partner with our customers to provide full life cycle support, from planning through systems management, offering newer, faster and more robust technologies and providing more interactivity and customer-requested functionality."

Shareholders should retain their existing stock certificates, as an exchange of certificates is not required.

About Manchester Technologies, Inc.:
Manchester Technologies, Inc., founded in 1973, is a single-source solutions provider specializing in hardware and software procurement, custom networking, storage, enterprise and internet solutions. Manchester engineers provide answers to companies' MIS needs by combining comprehensive analysis, design and integration services with a complete line of competitively priced products and peripherals from the industry's leading vendors. For more information about Manchester, visit the Company's web site at http://www.e-manchester.com.

TelstarR(TM) is a trademark of Manchester Technologies, Inc.
                                      # # #
This press release contains certain forward-looking statements that involve risks and uncertainties. The Company's actual results may differ materially from the results discussed herein as a result of a number of unknown factors. Such factors include, but are not limited to, there being no assurance that the Company will be successful in expanding its product or service offerings in making acquisitions or in attracting and retaining highly skilled technical personnel and sales representatives necessary to implement the Company's growth strategies, that acquisitions will result in an increase in revenues or earnings or that the Company will not be adversely affected by any of the other risks set forth in the Company's Annual Report on Form 10-K for the year ended July 31, 2000, and those set forth from time to time in the Company's other filings with the Securities and Exchange Commission.